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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                    Amendment to Application or Report Filed
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                            Center Banks Incorporated
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                 Amendment No.1


         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report dated February 6, 1996, as filed on February 20, 1996, on Form 8-K as set forth in the pages attached hereto:

                    Item 7. Financial Statements and Exhibits


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Center Banks Incorporated


                                           By: /s/ J. Daniel Mohr
                                              ----------------------
                                              J. Daniel Mohr
                                              Treasurer

Dated: April 18, 1996




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                  Item 7 of the Company's Current Report on Form 8-K dated
February 6, 1996, as filed with the Securities and Exchange Commission on February 20, 1996 is amended in its entirety to read as follows:


(a) Financial statements of business acquired. The balance sheet of Cicero Bank ("Cicero") as of December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995, together with the report of independent auditors thereon, are attached as Appendix A to this Report.

(b) Pro forma financial information. The pro forma financial information for Cicero required pursuant to Article 11 of Regulation S-X is attached as Appendix B to this Report. The unaudited Pro Forma Combined Condensed Balance Sheet combines the historical Consolidated Condensed Balance Sheets of Center Banks Incorporated and Cicero giving effect to the consummation of the purchase of assets and assumption of liabilities of Cicero (the "Purchase and Assumption") on December 31, 1995, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Pro Forma Combined Condensed Financial Statements. The unaudited Pro Forma Combined Condensed Statement of Income combines the historical Consolidated Condensed Statement of Income of Center Banks and Cicero giving effect to the consummation of the Purchase and Assumption on January 1, 1995, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Pro Forma Combined Condensed Financial Statements.

        The pro forma combined condensed financial statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the Purchase and Assumption had been consummated on the dates indicated or which may be obtained in the future.

(c)   Exhibits.  The following exhibits are filed with this report:

               2.1 Purchase and Assumption Agreement by and between Cicero Bank, Skaneateles Savings Bank and Center Banks Incorporated dated February 2, 1996 (incorporated by reference to the identically numbered exhibit to the Form 8-K filed by the Company on February 20, 1996)











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